Exhibit (d)(3)(ii)

                                   Schedule B
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT
                             Amended January 2, 2009

                                                            Annual
Name of Portfolio                                       Management Fee
-----------------                                       --------------
ClariVest International Equity Fund Class I and II          0.75%
ClariVest SMid Cap Core Growth Fund Class I and II          0.85%
Smith Group Large Cap Core Growth Fund Class I and II       0.61%
Mount Lucas U.S. Focused Equity Fund Class I and II         0.75%